UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2009

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

10 Main Street, Rochester, NH 03839
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (800) 732-3999

N/A
(Former name or former address, if changed since last report)

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 5.02, is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 8, 2009, the Company’s Board of Directors by unanimous consent elected Anthony S. Graham to serve as a member of the Board of Directors until the next annual meeting of shareholders. In connection with his appointment to the Board of Directors, Mr. Graham has been awarded 500,000 restricted shares of the Company’s common stock pursuant to the Amended BrandPartners 2004 Stock Incentive Plan (the “Plan”).  Fifty (50%) percent of the restricted shares as awarded under the Plan vest on first anniversary of award with the remaining fifty (50%) percent vesting on second anniversary of issuance.

For the past 5 years Mr. Graham has been President and Chief Operating Officer of Archonix Systems LLC, a privately held provider of software and services to the public safety industry. From December 2008 to the present Mr. Graham has also served as Managing Director of Pamet Software, LLC a company that is also in engaged in the development, sale and support of software for use in public safety applications. Mr. Graham is also a former Director in the Investment Banking Division of Solomon Smith Barney.

Item 8.01	Other Events.

On June 8, 2009 the Company issued a press release announcing Mr. Anthony S. Graham’s appointment to the board of directors. A copy of this press release is attached hereto as Exhibit 99.1. This summary is qualified in its entirety by reference to Exhibit 99.1 to this current report. The press release and the information therein are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 8, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.
Date: June 8, 2009
	By:	/s/ James F. Brooks
James F. Brooks, Chairman, President and Chief Executive Officer